Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the L. B. Foster Company Savings Plan for Bargaining Unit Employees of our reports dated March 9, 2009, with respect to the consolidated financial statements and schedule of L. B. Foster Company included in its Annual Report (Form 10-K) for the year ended December 31, 2008 and the effectiveness of internal control over financial reporting of L. B. Foster Company, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
May 21, 2009



                                                           Exhibit 23.3